Filed by Charter Communications, Inc.
(Commission File No. 001-33664)
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
of the Securities Exchange Act of 1934 as amended

Subject Company:  Time Warner Cable Inc.
(Commission File No. 001-33335)

Exhibit 99.1

NEWS

CHARTER PROPOSES FULL SLATE OF INDEPENDENT CANDIDATES FOR THE TIME WARNER CABLE BOARD OF DIRECTORS

CHARTER HAS RECEIVED OVERWHELMING SUPPORT FROM
TIME WARNER CABLE SHAREHOLDERS FOR A MERGER

STAMFORD, CT- February 11, 2014 - Charter Communications, Inc. (NASDAQ: CHTR)announced today that it has provided formal notice to Time Warner Cable of its nomination of a full slate of 13 independent candidates for election to Time Warner Cable’s Board of Directors at its 2014 Annual Meeting. In addition to nominating a full slate of independent candidates for election to Time Warner Cable’s Board of Directors, Charter also proposed that the shareholders amend Time Warner Cable’s by-laws to fix the size of the board of directors at thirteen members and to repeal any amendments to the by-laws that were adopted by the Board of Directors of Time Warner Cable without stockholder approval after July 26, 2012 (the date of the last publicly disclosed amendment to Time Warner Cable’s by-laws).
“It is clear from our meetings with Time Warner Cable shareholders that there is an overwhelming desire to combine these two companies to increase Time Warner Cable’s competitiveness, grow market share and create shareholder value. Now is the time for the current Board and management of Time Warner Cable to respond to their shareholders and work with us to complete a merger to the benefit of shareholders while minimizing their execution and market risks,” said Tom Rutledge, Charter’s President and Chief Executive Officer. “We are nominating a full slate of highly qualified, independent directors to elect to the Time Warner Cable Board and believe that stockholders will use this opportunity to express their views. Our purpose in this proxy contest is to enable shareholders of TWC to raise their voice, and to provide a very capable board who will hear them.”

Charter’s nominees are: (i) James Alan Chiddix, 68, formerly Executive Chairman and CEO of OpenTV, Inc. and Chief Technology Officer of Time Warner Cable; (ii) Bruno J. Claude, 55, formerly President and Chief Executive Officer of Cablecom, the largest cable television provider in Switzerland, and formerly Senior Vice President and Chief Operating Officer of NTL’s continental European operations; (iii) Isaac Corre, 50, currently a visiting scholar and Lecturer at Harvard Law School and formerly a founder, Senior Managing Director and head of event-oriented investments at Eton Park Capital Management, L.P.; (iv) Marwan Fawaz, 51, who served as Executive Vice President at Motorola Mobility, Inc. from May 2012 until May 2013, where he was Chief Executive Officer of the Motorola Home Division, and previously was Chief Technology Officer at Charter and Adelphia; (v) Lisa Gersh, 55, formerly CEO of Martha Stewart Living Omnimedia, Inc. and previously a founder, President and Chief Operating Officer of Oxygen Media; (vi) Dexter Goei, 42, CEO of Altice Group and formerly Co-Head of Media & Communications for Europe, Middle East and Africa at Morgan Stanley; (vii) Franklin (Fritz) W. Hobbs, 65, Chairman of the Board of Ally Financial Inc. and formerly CEO of Houlihan Lokey and Dillon Read; (viii) Neil Morganbesser, 48, President and CEO of DelMorgan & Co. and formerly the head of West Coast and Asian Mergers & Acquisitions at Bear Stearns & Co.; (ix) Eamonn O’Hare, 50, formerly CFO of Virgin Media Inc. and UK CFO of Tesco plc; (x) David A. Peacock, 45, Operating Partner of Huron Capital Partners LLC and formerly President of Anheuser-Busch; (xi) Michael Salvati, 61, President of Oakridge Consulting, Inc. and formerly COO of National Financial Partners and CFO of Culligan Water Technologies; (xii) Irwin Simon, 55, Founder and President of The Hain Celestial Group, Inc.; (xiii) John E. Welsh III, 63, President of Avalon Capital Partners LLC and formerly Vice Chairman of SkyTel Communications.  Full biographies of the nominees are included below.

Biographies:

Name:     James A. (Jim) Chiddix
Age:         68

Mr. Chiddix was the Chairman and Chief Executive Officer of OpenTV Corporation prior to his retirement in 2007, having served in this position from March 2004 until April 2007. From 2007 to 2009, he served as the Vice-Chairman of the Board of OpenTV. Prior to 2004, his previous roles included President at MystroTV (a division of Time Warner), Chief Technology Officer (from June 1998 until July 2001) and Senior Vice President, Engineering and Technology (from October 1986 until June 1998) at Time Warner Cable.
Mr. Chiddix currently serves as a director of Arris Group, Inc. (since July 2009) and Magnum Semiconductor Inc. (since October 2010). Mr. Chiddix has also served on the boards of Virgin Media Inc. (from July 2008 to May 2013), Symmetricom Inc. (from July 2007 to December 2013), Dycom Industries Inc. (from August 2008 to November 2012) and Vyyo Inc. (April 2007 to December 2008).

Mr. Chiddix has spent a career of 35 years in the cable industry, including senior roles at both major service providers and equipment suppliers. Mr. Chiddix would bring rich industry specific technology and product experience, including video experience, to the Board from both an operator and supplier point of view derived from having previously served as Chief Technology Officer of Time Warner Cable and as Chief Executive Officer of Open TV, a middleware supplier to the cable industry.
Mr. Chiddix attended the School of Electrical Engineering at Cornell University.

Name:     Bruno J. Claude
Age:         55

Mr. Claude is a Non-Executive Director of Eircom Limited, the largest telecommunications operator in Ireland. He was appointed to the Board by the new shareholders as the company came out of receivership in 2012. He played a lead role in the reshuffling of the senior management in the business and participated in the major strategic decisions which led to a dramatic turn around and the company being able, after six years of absence, to access the capital markets in 2013. Mr. Claude has served as a Non-Executive Director on the board of a number of other cable television and telecommunications operators. Mr. Claude also served as President and Chief Executive Officer of Cablecom, the largest cable television provider in Switzerland, from 2001 to 2005. During his tenure, he was responsible for the financial and operational restructuring of the business, building a dynamic and successful “triple play” provider out of a candidate for bankruptcy. From October 2000 to July 2003 Mr. Claude was Senior Vice President and Chief Operating Officer of NTL’s continental European operations. While with NTL, Mr. Claude was also appointed Chief Executive Officer of Iesy, a large German cable television operator which he led through a successful financial restructuring. From 1996 to 2000, he was managing director of CEA Capital Advisor, a U.S. based merchant banking firm, where he was responsible for the turn around and successful exit of a number of businesses in the media and communications industries. From 1986 to 1996, he held various positions with Prime Cable, most recently as deputy to the President. Prime Cable was a highly successful private equity backed U.S. cable television operator focusing on the turnaround of underperforming cable television systems across the United States.

Mr. Claude has broad experience ranging from non-executive directorships to senior executive positions within large cable television and communications providers. He has been active in cable television in the United States and Europe since 1985. His extensive experience in the industry provides him with a strong understanding of the Company’s business and its competitive environment.

Mr. Claude received a master degree in engineering from the University of Louvain in Belgium in 1983 and an M.B.A. Degree from Cornell University in 1985.

Name:     Isaac Corré
Age:         50

Mr. Corré is currently a visiting scholar and Lecturer at Harvard Law School, where he teaches a seminar on contemporary issues in executive compensation and corporate governance. Mr. Corré served as Senior Managing Director at Eton Park Capital Management, L.P., a global multi-strategy hedge fund, from June 2004 until January 2014. Mr. Corré was one of the founding partners of Eton Park, where he was responsible for event-oriented investments and distressed corporate debt and served on the firm’s Operating Committee. Prior to joining Eton Park, Mr. Corré was a partner at Scoggin Capital Management, a New York-based event-driven hedge fund.

Mr. Corré’s extensive business and investment experience would be a valuable asset to the Company’s Board.

Mr. Corré received a B.A. from Yeshiva University and a J.D. from Harvard Law School.

Name:        Marwan Fawaz
Age:         51

Mr. Fawaz served as Executive Vice President at Motorola Mobility, Inc. from May 2012 until May 2013, where he was Chief Executive Officer of the Motorola Home Division. In this position, he had overall responsibility for the Motorola Home business (a division of Google Inc.), including strategy and business operations. From July 2006 through March 2011, Mr. Fawaz was an Executive Vice President and Chief Technology Officer at Charter Communications, Inc. From March 2003 until June 2006, Mr. Fawaz served as Senior Vice President and Chief Technical Officer for Adelphia Communications Corporation.

Mr. Fawaz began his cable career at Times Mirror Cable and held engineering and operations leadership roles at Continental Cablevision and MediaOne. He also served as an Executive-In-Residence at Pilot House Ventures and worked for Vulcan Inc. as Technology Investment Analyst.
Mr. Fawaz has served as a director of Synacor, Inc. since January, 2012.
Mr. Fawaz’s 27years of experience in the cable and telecom industry as well as his positions as an executive at Motorola, Charter Communications and Adelphia Communications provide him with a deep understanding of the cable television industry and would be a valuable asset to the Company’s Board.
Mr. Fawaz received a B.S. degree in electrical engineering and a M.S. in electrical/communication engineering from California State University - Long Beach.

Name:        Lisa Gersh
Age:        55

Ms. Gersh was the President of Martha Stewart Living Omnimedia, Inc. (“MSLO”) from June 2011 until February 2013 and also served as Chief Executive Officer from June 2012 until February 2013. She also served on the board of directors of MSLO from July 2011 until February 2013. Prior to that, she was President, Strategic Initiatives, of NBC Universal, Inc. from November 2007 until January 2011, where she was also Managing Director of The Weather Channel Companies. Ms. Gersh was a co-founder of Oxygen Media, LLC and served as its President and Chief Operating Officer from 1998 until 2007 when it was acquired by NBC Universal.

Ms. Gersh has been a director of Hasbro, Inc. since June 2010 and served on the board of directors of The Knot, Inc. (now XO Group Inc.) from 2005 until 2010.

Ms. Gersh has extensive experience in the media and entertainment industries, including television, digital entertainment and publishing. These roles involved operating and executive positions with multiple leading media companies, including her most recent role as President and Chief Executive Officer of MSLO and her role in leading NBC Universal’s acquisition of the Weather Channel companies as the executive in charge of the investment. As a result, Ms. Gersh possesses particular knowledge, expertise and perspectives regarding the media and entertainment industries, including the cable television and digital industries; marketing and branding expertise; and expertise in media trends and strategic planning. These attributes would be valuable assets to the Company’s Board.
Ms. Gersh received a B.A. degree in political science from SUNY Binghamton and a J.D. degree from Rutgers School of Law.

Name:        Dexter G. Goei
Age:         42

Mr. Goei has served as the Chief Executive Officer of Altice S.A (“Altice”) since 2009. The Altice Group is a multinational cable and telecommunications company with a presence in France, Israel, Belgium, Luxembourg, Portugal, French Caribbean, French Indian Ocean, Dominican Republic and Switzerland. Prior to joining Altice, Mr. Goei was an investment banker for 16 years culminating as the Co-Head of Media & Communications Group for Europe, Middle East and Africa (“EMEA”) at Morgan Stanley. Prior to joining Morgan Stanley in 1999, Mr. Goei worked at JP Morgan since 1993. Over the years, Mr. Goei has worked across all segments of the media and communications industry in the U.S. and EMEA regions covering primarily cable, pay TV, broadcasting, internet, content and gaming companies.

Mr. Goei also serves as the Vice Chairman of HOT Telecommunications Ltd., director of Numericable Group SA, and director of other affiliates of Altice.

Mr. Goei’s experience as the Chief Executive Officer of Altice has provided him with a deep understanding of the cable and telecommunications industry, and his prior background as an investment banker has provided him with a high degree of financial expertise. These attributes would be valuable assets to the Company’s Board.
Mr. Goei is an economics graduate from Georgetown University’s School of Foreign Service.

Name:     Franklin (Fritz) W. Hobbs
Age:         65

Mr. Hobbs has served as an advisor to One Equity Partners LLC, a private equity firm, since 2004. Prior to that, Mr. Hobbs was the Chief Executive Officer of Houlihan Lokey, Inc. He has also served as Chairman at UBS AG’s Warburg Dillon, Read & Co. Inc. unit. Prior to that, he was President and Chief Executive Officer of Dillon, Read & Co. Inc.
Mr. Hobbs has served as Chairman of the board of directors of Ally Financial Inc. since May 2009. Mr. Hobbs has been serving as a director of Molson Coors Brewing Company since 2005 and he also serves on the board of Lord, Abbett & Co. LLC.
Mr. Hobbs would provide the Company’s Board with a high level of financial literacy and expertise due to his background as an investment banker and his experience as a chief executive officer.
Mr. Hobbs received an A.B. in American history from Harvard College and an M.B.A. from Harvard Business School.

Name:     Neil B. Morganbesser
Age:        48

Mr. Morganbesser is co-Founder and President and Chief Executive Officer of DelMorgan & Co. where he provides senior leadership within the firm and helps oversee all client engagements. DelMorgan & Co. provides financial advice and assistance to companies, institutions, governments and individuals around the world. Mr. Morganbesser is also CEO of Globalist Capital LLC, DelMorgan’s broker-dealer affiliate. Until May 2008, Mr. Morganbesser was the head of West Coast and Asian Mergers & Acquisitions at Bear Stearns & Co., as a Senior Managing Director based in Los Angeles. Prior to joining Bear Stearns in May 2001, Mr. Morganbesser was an investment banker in the Mergers, Acquisitions and Restructuring Department at Morgan Stanley (in New York from 1993-1998 and in Los Angeles from 1998-2001). From 1990-1993, Mr. Morganbesser was a corporate and M&A attorney at Wachtell, Lipton, Rosen & Katz.
Mr. Morganbesser has over 20 years of experience providing financial and strategic advice to a full range of clients, including entrepreneurs, large corporations, governments, family businesses, private equity funds, and special committees of public companies. This experience would be a valuable asset to the Company’s Board.
Mr. Morganbesser graduated with an A.B. in applied mathematics/economics from Harvard University and received his J.D. and M.B.A. degrees from Stanford University.

Name:     Eamonn O’Hare
Age:         50

Mr. O’Hare served as the Chief Financial Officer of Virgin Media Inc., the UK’s leading cable television business, from 2009 until 2013. He was appointed to the company’s Board of Directors in 2010. From 2005 to 2009, Mr. O’Hare served as the UK Chief Financial Officer of Tesco Plc., one of the world’s largest retailers. Before joining Tesco, Mr. O'Hare was the Chief Financial Officer and a Board Director of Energis Communications from 2002 to 2005. Prior to this, Mr. O'Hare spent 10 years with PepsiCo Inc, in a series of senior international finance and general management positions.
Mr. O’Hare’s significant experience as Chief Financial Officer and Board Director of Virgin Media provides him with a deep understanding of the cable television industry and with over 20 years of experience as a Chief Financial Officer in many leading consumer facing and technology orientated businesses, he brings a wealth of relevant business and financial expertise as well as extensive knowledge of financial management and accounting principles. These attributes would be valuable assets to the Company’s Board.
Mr. O’Hare received a B.Sc. in Aeronautical Engineering from The Queen’s University Belfast in 1985 and an M.B.A. from London Business School in 1990.

Name:     David A. Peacock
Age:         45

Mr. Peacock served as the President of Anheuser-Busch, a wholly owned subsidiary of Anheuser-Busch InBev S.A., from October 2008 to February 2012, where he was responsible for the U.S. operations of the company. Mr. Peacock joined Anheuser-Busch in 1992 and served many roles in management, financial planning and marketing. Prior to becoming President, Mr. Peacock was Chief Marketing Officer from October 2007 to October 2008, and Vice President of Business Operations from June 2004 to October 2007.
Mr. Peacock’s experience as head of the U.S. business unit of Anheuser-Busch has provided him with extensive knowledge of marketing, sales and operations, which would provide valuable expertise to the Company’s Board.
Mr. Peacock received a bachelor’s degree in journalism from the University of Kansas and an M.B.A. from Washington University of St. Louis.

Name:     Michael E. Salvati
Age:        61

Mr. Salvati has been President at Oakridge Consulting, Inc., which provides interim management, management consulting and corporate advisory services to companies ranging in size from start-ups to multinational corporations, since February 2000. From September 1998 to February 2000, Mr. Salvati was Executive Vice President - Chief Operating Officer of National Financial Partners Corp., a venture focusing on the consolidation of small financial services firms that service high net worth individuals. From June 1996 to June 1998, he was Chief Financial Officer of Culligan Water Technologies, Inc., where he oversaw the completion of nearly 50 acquisitions over a period of 18 months. Mr. Salvati was a partner at KPMG LLP from 1990 to 1996.
Mr. Salvati is a Certified Public Accountant and member of the American Institute of Certified Public Accountants, Illinois CPA Society. He has served as a director of Global Power Equipment Group, Inc. since August, 2011 and as a director of Apollo Commercial Real Estate Finance, Inc. since September 2009. He is also the chairman of the audit committees of the above two boards he serves on. Mr. Salvati’s previous board memberships include Things Remembered, Inc., Lazydays, Inc., NCH Nu World Marketing, Ltd., Coho Energy, Inc., Prime Succession, Inc. and Castle Holdco 4, Ltd.
Mr. Salvati has significant experience in the area of corporate advisory services, with an emphasis on strategic planning, capital structure and mergers and acquisitions. In his prior executive positions he was directly responsible for managing acquisition-led growth within the relevant companies which are skills that would bring value to the Company. Mr. Salvati’s service on multiple public and private company boards over the last twelve years would provide valuable insights into many of the issues that the Company faces, and useful perspectives in relation to compensation and corporate governance matters. Mr. Salvati, as a former auditor, has significant experience and expertise in finance, controls, accounting and audit matters.
Mr. Salvati received a B.S. in microbiology and an M.S. in accounting from the University of Illinois at Champaign-Urbana.

Name:     Irwin D. Simon
Age:        55

Mr. Simon founded The Hain Celestial Group, Inc. in 1993 and has been its President and Chief Executive Officer since May 1993. The Hain Celestial Group is a leading natural and organic products company. From December 1990 to December 1992, Mr. Simon was employed in various marketing capacities with Slim-Fast Foods Company, a national marketer of meal replacement and weight loss food supplements.

Mr. Simon has been Chairman of the Board of The Hain Celestial Group since April 2000 and has been a director since 1993. He has served as a director of Jarden Corporation since 2002 and a director of MDC Partners Inc. since April 2013.
Mr. Simon’s extensive operational and entrepreneurial experience as the founder, President and Chief Executive Officer of The Hain Celestial Group, and his unique perspective on all aspects of advertising and marketing services, would be valuable assets to the Company’s Board.
Mr. Simon holds a B.A. degree in Commerce from Saint Mary’s University.

Name:        John E. (Jack) Welsh III
Age:         63

Mr. Welsh has served as the President of Avalon Capital Partners LLC, an investment firm focused on private equity and public securities investments, since 2005. Prior to Avalon, from 2000 to 2004, he was a Managing Director of CIP Management LLC. From 1993 to 1999, Mr. Welsh served as Vice Chairman of SkyTel Communications, Inc.

Mr. Welsh has served as non-executive Chairman and a Director of General Cable Corporation, a developer, designer, manufacturer, marketer and distributor of copper, aluminum and fiber optic wire and cable products, since 1997. Mr. Welsh has served on the board of Integrated Electrical Services, Inc. from 2006 until 2013.
Mr. Welsh’s strong financial background in investment banking and investment management, his leadership and collaboration skills, his substantial experience involving acquisitions and strategic alliances and his background in telecommunications products and services, cable programming, and corporate governance would be valuable assets to the Company’s Board.
Mr. Welsh received a B.S. in economics and finance from Lehigh University and an M.B.A. in finance from the Wharton School of Business, University of Pennsylvania.

About Charter
Charter (NASDAQ: CHTR) is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter TV® video entertainment programming, Charter Internet® access, and Charter Phone®. Charter Business® similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, business telephone, video and music entertainment services, and wireless backhaul. Charter's advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at Charter.com.

###

Contact:

Media:	Analysts:
Justin Venech	Stefan Anninger
203-905-7818	203-905-7955

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a business combination transaction with Time Warner Cable Inc. (“TWC”) proposed by Charter Communications, Inc. (“Charter”), which may become the subject of a registration statement filed with the U.S. Securities and Exchange Commission (“SEC”). This material is not a substitute for the proxy statement/prospectus Charter would file with the SEC regarding the proposed transaction if a negotiated transaction is agreed or for any other document which Charter may file with the SEC and send to Charter’s or TWC’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF CHARTER AND TWC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Charter through the web site maintained by the SEC at http://www.sec.gov.

No tender or exchange offer for the shares of TWC has commenced at this time. In connection with the proposed transaction, Charter may file tender or exchange offer documents with the SEC. Any definitive tender or exchange offer documents will be mailed to stockholders of TWC. INVESTORS AND SECURITY HOLDERS OF TWC ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Charter through the web site maintained by the SEC at http://www.sec.gov.

In connection with the proposed transaction, Charter may file a proxy statement with the SEC. Any definitive proxy statement will be mailed to stockholders of TWC. INVESTORS AND SECURITY HOLDERS OF TWC ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Charter through the web site maintained by the SEC at http://www.sec.gov.
CERTAIN INFORMATION REGARDING PARTICIPANTS

Charter and certain of its respective directors and executive officers may be deemed to be participants in any solicitation with respect to the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Charter’s directors and executive officers in Charter’s Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 22, 2013, and its proxy statement for the 2013 Annual Meeting, which was filed with the SEC on March 21, 2013. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under “Risk Factors” from time to time in our filings with the SEC. Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as “believe”, “expect”, “anticipate”, “should”, “planned”, “will”, “may”, “intend”, “estimated”, “aim”, “on track”, “target”, “opportunity”, “tentative”, “positioning”, “designed”, “create”, “predict”, “project”, “seek”, “would”, “could”, “potential”, “continue”, “ongoing”, “upside”, “increases” and “potential”, among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•	the ultimate outcome of any possible transaction between Charter and TWC including the possibility that Charter will not pursue a transaction with TWC;

•
if a transaction between Charter and TWC were to occur, the ultimate outcome and results of integrating the operations of TWC and Charter, the ultimate outcome of Charter’s pricing and packaging and operating strategy applied to TWC and the ultimate ability to realize synergies at the levels currently expected;

•
our ability to sustain and grow revenues and cash flow from operations by offering video, Internet, telephone, advertising and other services to residential and commercial customers, to adequately meet the customer experience demands in our markets and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition, the need for innovation and the related capital expenditures and the difficult economic conditions in the United States;

•
the impact of competition from other market participants, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband and telephone providers, digital subscriber line (“DSL”) providers, and video provided over the Internet;

•	general business conditions, economic uncertainty or downturn, high unemployment levels and the level of activity in the housing sector;

•	our ability to obtain programming at reasonable prices or to raise prices to offset, in whole or in part, the effects of higher programming costs (including retransmission consents);

•	the development and deployment of new products and technologies;

•	the effects of governmental regulation on our business or potential business combination transaction;

•
the availability and access, in general, of funds to meet our debt obligations prior to or when they become due and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) free cash flow, or (iii) access to the capital or credit markets; and

•
our ability to comply with all covenants in our indentures and credit facilities any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.